UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 8.01.  OTHER EVENTS.

On June 5, 2008, Montpelier Re Holdings Ltd. (the “Company”) acquired all of the outstanding common shares of Blue Ocean Re Holdings Ltd. (“Blue Ocean”) previously held by Blue Ocean’s minority shareholders for $30.5 million (the “Blue Ocean Transaction”).  Prior to the Blue Ocean Transaction, the Company owned 42.2% of Blue Ocean’s outstanding common shares.

The Blue Ocean Transaction received unanimous approval by all minority shareholders, including Wilbur L. Ross, a Director of the Company.  Mr. Ross serves as Chairman and CEO of WL Ross & Co. LLC, a firm that manages two investment funds which collectively owned 9.8% of Blue Ocean’s common shares at March 31, 2008.

As a result of the Blue Ocean Transaction, the Company expects to record an extraordinary gain, representing the excess of the fair value of net assets acquired over the Company’s cost, of less than $1 million.

Blue Ocean is a Class 3 Bermuda reinsurer specializing in property catastrophe retrocessional protection.  During the second half of 2007, Blue Ocean ceased writing new business and the last of its in-force policies recently expired. Prior to the Blue Ocean Transaction, Blue Ocean was considered a “variable interest entity” as defined under Financial Accounting Standards Board Interpretation No. 46R and has historically been consolidated into the Company’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

June 5, 2008	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary